Exhibit 99.4

SIGNATURE SPECIAL EVENT SERVICES, LLC

BALANCE SHEETS

SEPTEMBER 30, 2006 and DECEMBER 31, 2005

(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$167	$3,778
Accounts receivable, net	6,986	8,745
Notes receivable, current maturities	38	31
Prepaid expenses and other current assets	390	375
Other receivables	132	126

Total current assets	7,713	13,055

PROPERTY AND EQUIPMENT, NET	11,112	11,631

OTHER ASSETS
Notes receivable, less current maturities	—	30
Other assets, principally deposits	81	69
Goodwill	898	898
Loan costs, net	58	73

Total other assets	1,037	1,070

TOTAL ASSETS	$19,862	$25,756

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$4,492	$—
Current maturities of long-term debt	—	1,764
Accounts payable	3,407	3,555
Accrued expenses	619	1,004
Deferred revenue	232	382

Total current liabilities	8,750	6,705
Long-term debt, less current maturities	—	1,298

TOTAL LIABILITIES	8,750	8,003

MEMBERS’ EQUITY
Members’ equity	11,232	18,043
Less: Note receivable and advance-members	(120)	(290)

TOTAL MEMBERS’ EQUITY	11,112	17,753

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,862	$25,756

The accompanying notes are an integral part of these financial statements.

SIGNATURE SPECIAL EVENT SERVICES, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005

(in thousands)

(unaudited)

	2006	2005
REVENUE	$25,113	$42,243
COST OF REVENUE	21,675	28,483

GROSS PROFIT	3,438	13,760

OPERATING EXPENSES
Selling expenses	1,206	1,046
General and administrative expenses	3,744	3,691
Depreciation and amortization	136	112
Management fees paid to member	148	139

Total operating expenses	5,234	4,988

OPERATING INCOME (LOSS)	(1,796)	8,772

OTHER INCOME (EXPENSE)
Interest income	35	12
Interest expense	(91)	(403)
Other expense	(46)	(79)

Total other income (expense)	(102)	(470)

NET INCOME (LOSS)	(1,898)	8,302
Members’ equity, beginning of period	18,043	10,297
Distributions to members	(4,913)	(68)
Redemption of members’ interest	—	(2,000)

Members’ equity, end of period	$11,232	$16,531

The accompanying notes are an integral part of these financial statements.

SIGNATURE SPECIAL EVENT SERVICES, LLC

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005

(in thousands)

(unaudited)

	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$(1,898)	$8,302
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,762	2,370
Allowance for doubtful accounts	(117)	195
Changes in operating assets and liabilities:
Accounts receivable	1,876	(9,602)
Other receivables	(6)	47
Other assets, principally deposits	(12)	—
Prepaid expenses and other current assets	(15)	(295)
Accounts payable	(148)	5,819
Accrued expenses	(385)	570
Deferred revenue	(150)	1,754

Net cash provided by operating activities	1,907	9,160

INVESTING ACTIVITIES
Purchases of property and equipment	(2,228)	(3,818)
Collections on note receivable and advance-members	193	16

Net cash used in investing activities	(2,035)	(3,802)

FINANCING ACTIVITIES
Net borrowings on line of credit	4,492	—
Proceeds from long-term debt	—	1,611
Borrowings on long-term debt	—	(1,586)
Principal payments on long-term debt	(3,062)	—
Distributions to members	(4,913)	(68)
Redemption of members’ interest	—	(2,000)

Net cash used in financing activities	(3,483)	(2,043)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,611)	3,315
Cash and cash equivalents at beginning of period	3,778	2,898

Cash and cash equivalents at end of period	$167	$6,213

The accompanying notes are an integral part of these financial statements.

SIGNATURE SPECIAL EVENT SERVICES, LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(amounts in thousands)

Note 1. BASIS OF PRESENTATION.

The accompanying financial statements of Signature Special Event Services, LLC (“SSES LLC” or the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. This Report and the accompanying financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended December 31, 2005. Footnotes that would substantially duplicate the disclosures in the Company’s audited financial statements for the year ended December 31, 2005 have been omitted. The interim financial information contained in this Report is not necessarily indicative of the results to be expected for any other interim period or for the full year ending December 31, 2006.

The financial statements are prepared on the accrual basis of accounting. In accordance with the method of presenting limited liability company financial statements GAAP, the statements do not include the personal assets and liabilities of its members, including any provision for income taxes. The Company employs members who receive guaranteed payments, which are recorded as other expense in the Statements of Income.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company is organized as a limited liability company, which is taxed similar to a partnership and is not subject to income taxes. Instead, the Company’s taxable income or loss is allocated among all members based on the requirements of the operating agreement and reported on the members’ individual income tax returns.

Note 2. ACCOUNTS RECEIVABLE.

Accounts receivable consist of the following as of September 30, 2006 and December 31, 2005:

	2006	2005
Billed receivables	$6,195	$8,719
Unbilled receivables	890	242

	7,085	8,961
Allowance for doubtful accounts	(99)	(216)

Total	$6,986	$8,745

Sales to two major customers totaled $5.4 million for the nine months ended September 30, 2006. At September 30, 2006, the Company had accounts receivable of $1.7 million, offset by a deposit of $1.2 million, from one of those customers. Sales to four major customers totaled $14.0 million for the nine months ended September 30, 2005.

Note 3. PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION.

Property, equipment, depreciation and amortization as of September 30, 2006 and December 31, 2005 consist of the following:

	Estimated Useful Life	2006	2005
Rental – bulk	5 years	$13,381	$11,441
Rental – serialized	6 years	5,915	5,688
Transportation equipment	5 years	517	522
Leasehold improvements	5 years	162	162
Machinery and equipment	6 years	276	255
Furniture and equipment	7 years	140	121
Computer hardware	5 years	227	210
Computer software	3 years	209	209

		20,827	18,608
Accumulated depreciation and amortization		(9,715)	(6,977)

Total		$11,112	$11,631

Depreciation and amortization expense charged to operations amounted to $2,747 and $2,355 for the nine months ended September 30, 2006 and 2005, respectively.